UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BOJANGLES’, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-2988924
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9432 Southern Pine Boulevard Charlotte, NC	28273
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-203268

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the shares of common stock, $0.01 par value per share, of Bojangles’, Inc. (the “Company”) to be registered hereunder is set forth under the caption “Description of Capital Stock” in Amendment No. 1 to the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2015 (Registration No. 333-203268), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), and is hereby incorporated by reference herein. In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The common stock of the Company has been approved for listing on The NASDAQ Stock Market LLC under the ticker symbol “BOJA.”

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bojangles’, Inc.

Date: May 4, 2015	By:	/s/ Clifton Rutledge
Clifton Rutledge
Chief Executive Officer